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                        AEGIS COMMUNICATIONS GROUP, INC.
                              AMENDED AND RESTATED
                             1998 STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. This Plan shall be known as the Aegis Communications Group, Inc. Amended and Restated 1998 Stock Option Plan. The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to attract and retain directors and advisory directors with a high degree of training, experience and ability and (iii) to provide incentives to such personnel, directors and advisory directors to promote the success of the business of Aegis Communications Group, Inc. and its subsidiaries.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

              (a)  "Board" means the Board of Directors of the Corporation.

              (b) "Common Stock" means the Common Stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

              (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (d) "Committee" means the committee described in Section 18(a) that administers the Plan.

              (e) "Corporation" means Aegis Communications Group, Inc., a Delaware corporation.

              (f) "Date of Grant" means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

              (g) "Director" means any director, advisory director or consultant of the Corporation or one of its Subsidiaries, but excluding any director, advisory director or consultant who is also an officer or employee of the Corporation or one of its Subsidiaries.

              (h) "Employee" means any officer or other key employee of the Corporation or one of its Subsidiaries, including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries.

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              (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (j) "Executive" means an Employee who is, or in the judgment of the Committee may become, the Chief Executive Officer of the Corporation or one of the other four most highly compensated executive officers of the Corporation.

              (k) "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The Nasdaq Stock Market or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

              (l) "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and also an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

              (m) "Nonqualified Option" means any Option that is not a Qualified Option.

              (n) "Option" means a stock option granted pursuant to Section 6 of this Plan.

              (o) "Optionee" means any Employee or Director who receives an Option.

              (p) "Participant" means any Employee or Director who receives an Option pursuant to this Plan.

              (q) "Plan" means the Aegis Communications Group, Inc. 1998 Stock Option Plan, as amended from time to time.

              (r) "Qualified Option" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

              (s) "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

              (t) "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

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         3.   TERM OF PLAN.  The Plan was initially adopted by the Board effective as of April 7, 1998. To permit the granting of Qualified Options under the Code, and to qualify awards of Options hereunder as "performance based" under Section 162(m) of the Code, the Plan was approved by the shareholders of the Corporation on July 9, 1998. On March 29, 2000, the Board approved the following amendments to the Plan:

         (a) increase in the number of shares issuable upon the exercise of Options pursuant to this Plan from 7,500,000 to 9,000,000; and

         (b) increase in the annual limit on the number of option shares issuable to an individual executive officer from 1,500,000 to 3,000,000.

On May 4, 2000, these amendments to the Plan were approved by the shareholders of the Corporation. In addition, on March 29, 2000, the Compensation Committee approved an amendment to Section 9 of the Plan relating to Section 280(g) of the Code to permit more flexibility in the tax treatment of awards under this Plan. The Plan, as amended, shall continue in effect until terminated pursuant to
Section 18(a).

         4.   SHARES SUBJECT TO THE PLAN.  Except as otherwise provided in
Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 9,000,000 shares; provided, however, that on January 1 of each year (commencing on January 1, 1999), the aggregate number of shares of Common Stock then issuable upon the exercise of Options shall be increased by the same percentage that the total number of issued and outstanding shares of Common Stock increased from the preceding January 1 to the following December 31 (if such percentage is positive). For example, if the total number of issued and outstanding shares of Common Stock on January 1, 1999 were 50,000,000, the total number of issued and outstanding shares of the Corporation on December 31, 1999 were 55,000,000, and the aggregate number of shares of Common Stock then issuable upon the exercise of Options pursuant to this Plan were 2,500,000, the aggregate number of shares of Common Stock issuable under the Plan effective January 1, 2000 would be 2,750,000 (a 10% increase). Notwithstanding the above, the aggregate number of shares of Common Stock issuable upon the exercise of Qualified Options pursuant to this plan shall not exceed 9,000,000 shares. Shares issuable upon the exercise of Options may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of shares that may be issued under this Plan, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Qualified Option or a Nonqualified Stock Option. Shares tendered by a Participant as payment for shares issued upon such exercise shall be available for reissuance under the Plan.

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         5.   ELIGIBILITY.  Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Committee. Nonqualified Options may be granted under
Section 6 of the Plan to such Employees or Directors of the Corporation or its Subsidiaries as may be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. In the event that the Participant's total Qualified Options exceed the $100,000 limit in any calendar year (whether due to acceleration of exercisability, miscalculation, error or otherwise) the amount of Qualified Options that exceed such limit shall be treated as Nonqualified Options. The Qualified Options granted earliest (whether under this Plan or any other agreement or plan) shall be applied first to the $100,000 limit. In the event that only a portion of the Qualified Options granted at the same time can be applied to the $100,000 limit, the Corporation shall issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Qualified Option stock in its share transfer records.

         6. GRANT OF OPTIONS. Except as provided in Section 18(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. Notwithstanding the foregoing, each member of the Committee shall be eligible to receive Options only if the Board unanimously (except for such Committee member) grants such Option to such member. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Options under the Plan, the aggregate number of shares of Common Stock with respect to which Options may be granted to any single Executive in any one calendar year shall not exceed 3,000,000. Solely for this purpose, Options that lapse or are canceled continue to count against such limit.

         7. TIME OF GRANT OF OPTIONS. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

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         8.   PRICE.  The exercise price for each share of Common Stock
subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and
(b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a "10-Percent Shareholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

         9. VESTING. Subject to Section 11 of this Plan, each Option award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. In the event that the acceleration of any Option hereunder upon a change of control of the Corporation or similar transaction would result in an "excess parachute payment" (as defined in Section 280G of the Code), the Participant's Option agreement shall specify whether the exercisability of the full number of shares shall be accelerated. In the event that the Option agreement does not specify whether the exercisability of the full number of shares shall be accelerated and the Committee determines that an excess parachute payment would result if acceleration occurred (when added to any other payments or benefits contingent on a change of control under any other agreements, arrangements or plans), then the number of shares as to which excercisability is accelerated shall be reduced so that total parachute payments do not exceed 299% of the Optionee's "base amount," as defined in
Section 280G(b)(3) of the Code. A Participant's Option agreement may contain such additional provisions with respect to vesting as the Committee may specify.

         10. EXERCISE. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of (a) cash, (b) check, (c) at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price and have been held by the Optionee at least six (6) months prior to the date of exercise, or (d) at the Corporation's option, any other consideration that the Corporation determines is consistent with the Plan's purpose and applicable law. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with
Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

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         11.  WHEN QUALIFIED OPTIONS MAY BE EXERCISED.  No Qualified Option
shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Shareholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) three (3) months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve (12) months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve (12) months after the date of the Optionee's death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         12. OPTION FINANCING. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

         13. WITHHOLDING OF TAXES. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) withholding any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount of taxes it is required to withhold, (c) allowing the Participant to deliver Common Stock as payment for the amount the Corporation is required to withhold for taxes or (d) taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         14.  CONDITIONS UPON ISSUANCE OF SHARES.

              (a) The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares comply with all provisions of applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed.

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              (b)  As a condition to the exercise of an Option, the
Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

              (c) The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

              (d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

         15.  RESTRICTIONS ON TRANSFER.

              (a) Options issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant's lifetime only by the Participant.

              (b) Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Committee may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

         16.  MODIFICATION OF PLAN AND OPTIONS.

              (a) The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action of the Committee may, without the approval of the shareholders of the Corporation, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to Qualified Options under this Plan (except as provided in Section 17 of this Plan), (ii) change the class of employees eligible to receive Qualified Options pursuant to this Plan, or (iii) change the annual limit on the number of Options granted to an Executive in Section 6 above.

              (b) At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, (i) in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the

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exercise price of such Option if necessary to retain the qualified status of such Option, and (ii) the Committee may, in its discretion and without the holder's consent, convert, any Qualified Option into a Nonqualified Option.

         17. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then the Corporation may either (a) substitute for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination of shares by giving written notice to each holder thereof or his personal representatives of its intention to do so and by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the thirty (30) day period immediately preceding such effective date. The Committee may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option agreement.

         18.  ADMINISTRATION.

              (a) Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Non-Employee Director, or by a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the group responsible for administering the Plan is referred to as the "Committee"). Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.


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              (b)  Members of the Committee shall be specified by the Board, and shall consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a) and must qualify as `outside directors' as defined in Section 162(m) of the Code and regulations thereunder.

              (c) Although the Committee may suspend, discontinue or terminate the Plan at any time, all Qualified Options must be granted within ten
(10) years from the effective date of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         19. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

         20. LIABILITY OF THE CORPORATION. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

         21. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         22. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.